UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2016

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On September 23, 2016, the Board approved the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) attached hereto as Exhibit 3.1, effective the same date.

In order to preserve certain tax benefits of the Company, the Company’s Amended and Restated Bylaws add Article VII, which imposes certain restrictions on the transfer of the Company’s securities (the “Tax Benefit Preservation Provision”). Subsequent articles were renumbered with no material changes.

The transfer restrictions apply until the earlier of (i) the repeal of Section 382 of the United States Internal Revenue Code of 1986 (the “IRC”), or any successor statute if the Board determines that the Tax Benefit Preservation Provision is no longer necessary to preserve the tax benefits of the Company; (ii) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward; or (iii) such other date as the Board shall fix in accordance with the Amended and Restated Bylaws.

Until the expiration of the transfer restrictions, any attempted transfer of the Company’s Common Stock shall be prohibited and void ab initio to the extent that, as a result of the transfer (or any series of transfers of which such transfer is a part), either (i) any person of group of persons would own 4.9% or more of the Company’s Common Stock directly or indirectly, as deemed to constructively own or otherwise aggregated pursuant to Section 382 of the IRC; (ii) the ownership interest in the Company of any person of group of persons owning 4.9% or more of the Company’s Common Stock would be increased; or (iii) any shareholder holding 5% or more of the total market value of the Company’s securities transfers, or agrees to transfer, any securities of the Company; provided, however, that settlement of any transaction in the Company’s securities entered into through the facilities of the New York Stock Exchange, Inc. are not precluded by (iii) above.

Notwithstanding the foregoing, nothing in the Tax Benefit Preservation Provision shall prevent a person from transferring the Company’s Common Stock to a new or existing “public group” of the Company, as defined in Treasury Regulation Section 1.382-2T(f)(13), and the transfer restrictions shall not apply to transfers that have been approved by the Board in accordance with the procedures set forth in the Amended and Restated Bylaws.

The above summary of changes adopted in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, which is attached hereto as Exhibits 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Fourth Amended and Restated Bylaws, as amended effective September 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: September 23, 2016

	By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Fourth Amended and Restated Bylaws, as amended effective September 23, 2016.